CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm as expert in accounting and auditing in this Registration Statement (Form SB-2) of Network Installation Corporation to be filed with the Securities and Exchange Commission.

/s/ Rose Snyder & Jacobs
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Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California
July 26, 2004